EXHIBIT 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into and effective as of July 16, 2012 (the “Effective Date”) by and between Clean Wind Energy Tower, Inc. , a Nevada corporation (the “Company”), and UAIM Corporation, a corporation who is a Belize resident (the “Holder”).

WHEREAS, the Holder is the holder of that certain Promissory Note, in principal amount of $50,000.00, issued by the Company to the Holder (as Lender thereunder), issued on and dated July 16, 2012, a copy of which is attached hereto as Exhibit A (the “Promissory Note”).

WHEREAS, the entire principal amount of the Promissory Note was due and payable on July 16, 2012, and no amount thereof has been paid as of the Effective Date.

WHEREAS, the Company is presently unable to pay the balance owed under the Promissory Note.

WHEREAS, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, the remaining principal amount of the Promissory Note and all amounts owed thereunder for shares of Common Stock, on the terms and conditions of and as more fully described in this Agreement. Simultaneous with this Agreement, the Company is entering into a similar exchange agreement with another shareholder of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Exchange of Note for Shares. On the Effective Date, the Holder will transfer and deliver the entire Promissory Note to the Company and the Company will issue to Holder 10,000,000 (Ten million) shares of Common Stock, such shares together with the shares being issued to the other shareholder referenced above being approximately equal to (but under no circumstance whatsoever more than) 9.99% of the total number of shares of Common Stock outstanding on the Effective Date (the “Exchange Shares”), in exchange for such portion of the Promissory Note and all rights thereunder plus any and all claims arising out of or relating to such portion of the Promissory Note, including without limitation any accrued but unpaid interest thereon and any right to receive a pro rata portion of the fruits of 50% from designated well. The exchanged portion of the Promissory Note shall be cancelled for all purposes as of the Effective Date, whether or not the original is returned to the Company for cancelation. The number of Exchange Shares delivered pursuant to this Section 1 is subject to adjustment as set forth in Section 2.

2. Delivery of Exchange Shares. All Exchange Shares shall be duly authorized, validly issued, fully paid, non-assessable and free of any pre-emptive rights. All Exchange Shares shall be issued by the Company in electronic form, freely tradable, without restriction on resale, and credited immediately by the Company to the Deposit/Withdrawal at Custodian (DWAC) account with Depository Trust Company (DTC) under its Fast Automated Securities Transfer (FAST) Program specified by the Holder or its designee, time being of the essence.

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3. Representations and Warranties of Company. The Company hereby makes the following representations and warranties to the Holder, with the understanding and acknowledgment that the Holder will rely on such representations and warranties in effecting transactions in securities of the Company:

(a) Power and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Agreement, and to issue, sell and deliver the Exchange Shares. The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Agreement has been duly executed and delivered by the Company.

(b) Exchange Shares. As of the Effective Date, there are 238,009,917 shares of Common Stock issued and outstanding. The Exchange Shares are duly authorized, validly issued, fully paid and non-assessable. The issuance of the Exchange Shares is not and will not be subject to any statutory or contractual preemptive rights of any stockholder of the Company. The Exchange Shares are being issued to the Holder by the Company in compliance with all applicable federal and state securities laws and regulations. The Holder acquired and fully paid for the Exchange Shares on July 18, 2012 by purchasing the Promissory Note for cash. The Exchange Shares are freely tradable, without restriction on resale, pursuant to Rule 144 as promulgated under the Act, as the date of issuance of the Exchange Shares will tack to the initial issuance date of the Promissory Note. The resale of the Exchange Shares by the Holder will not conflict with or result in a violation of Section 5 of the Act including any rules or regulations promulgated thereunder.

(c) No Liens. The Exchange Shares are free and clear of all pledges, security interests, liens, charges, encumbrances, agreements, claims, rights of first refusal, preemptive rights, or other restrictions and options of whatever nature (collectively, “Liens”). Upon consummation of the transaction contemplated hereby, the Holder will acquire good and valid title to the Exchange Shares free and clear of all Liens.

(d) No Conflicts. The execution and delivery of the Agreement by the Company does not, and the Company’s performance of its obligations hereunder will not (i) violate the certificate of incorporation, bylaws, or other organizational or governing documents of Company, as in effect on the date hereof, (ii) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that is applicable to the Company or its properties or assets and which could have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of the Agreement, or (iii) require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority.

(e) Listing Requirements. The Company is not in violation of the listing requirements of the stock exchange upon which the Common Stock is listed and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

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(f) No Registration. The exchange of the Promissory Note for the Exchange Shares is being consummated without registration under the Act pursuant to the exemption from registration contained in Section 3(a)(9) of the Act. The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent in connection with the transactions contemplated by this Agreement. None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Exchange Shares under the Act.

(g) No Integration. None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the exchange transaction contemplated by this Agreement to be integrated with any prior or contemporaneous offerings by the Company for purposes of Act. None of the Company, its subsidiaries, their affiliates, and any person acting on their behalf will take any action referred to in the preceding sentence that would require registration of any of the Exchange Shares under the Act or cause the exchange transaction contemplated by this Agreement to be integrated with any prior or contemporaneous offerings of the Company.

(h) No Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, its affiliates, or any of their respective properties, or the Exchange Shares, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which adversely affects or challenges, or could adversely affect or challenge, the legality, validity or enforceability of this Agreement or the Exchange Shares. The Company has not been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the Securities and Exchange Commission (“SEC”) involving the Company or any of its officers or directors.

(i) SEC Filings. The Company is current in its filings of all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC, and all such reports were true, complete and accurate in all material respects on the date of filing thereof, and none contained a false statement of material fact, or failed to state a material fact necessary to make any of the statements therein not misleading.

4. Representations and Warranties of Holder. The Holder hereby makes the following representations and warranties to the Company:

(a) The Holder is the sole legal and beneficial owner of the Promissory Note free and clear of any Liens or any claims of third parties. The Holder has owned the Promissory Note beneficially and of record since August 8, 2008, the date of its original acquisition from the Company. The consideration paid by the Holder for the Promissory Note was cash.

(b) The Holder is an “accredited investor” as defined in Regulation D under the Act.

(c) The Holder has made all investigations that the Holder deems necessary or desirable in connection with the transactions contemplated by this Agreement and has had an opportunity to ask questions of and receive answers from the Company and, alone or together with the Holder’s advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Holder’s investment in the Exchange Shares.

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(d) The Holder is not now, and has not at any time been, an officer, director, or more than 10% shareholder of the Company or in any other way an “affiliate” of the Company as that term is defined in Rule 144(a)(1) under the Act.

(e) The Holder is not aware of or in possession of any material, non-public information about the Company.

5. Disclosure of Transaction. The Company shall, on or before 8:30 a.m. Eastern time on the first business day after the Effective Date, issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit.

6. Miscellaneous.

(a) Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

(b) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or two days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the addresses set forth following the signature page hereto or at such other addresses as the parties may designate by written notice in the manner aforesaid.

(c) Arbitration. Any controversy, claim, or counterclaim arising from this agreement shall be submitted to and decided by final and binding arbitration by a single arbitrator administered in San Diego, California by the American Arbitration Association under its commercial rules.

(i) The prevailing Company in such dispute shall be entitled to recover from the other Company all reasonable costs and fees of enforcing any right of the prevailing Company including, without limitation, any American Arbitration Association administration fee, the arbitrator’s fee, costs for the use of facilities during the hearings, expert fees, accountant’s fees and expenses, and attorneys’ fees and expenses. The arbitrator shall decide if such costs and fees are awarded to the prevailing Company.

(ii) Within 15 days after the commencement of any arbitration, the parties to the dispute shall each select names from a list of retired judges of the California Superior Court, or any higher California court, provided by the American Arbitration Association, and list such proposed arbitrators in order of preference, and submit such list to the American Arbitration Association, which shall then appoint one arbitrator based on such submissions. The arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of the parties.

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(iii) The arbitration shall generally be administered in accordance with the American Arbitration Association’s Commercial Arbitration Rules. The provisions of Sections 1282.6, 1283, and 1283.05 of the California Code of Civil Procedure apply to the arbitration. The arbitrator shall have the authority to award any remedy or relief that a court of the State of California could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitrator, however, will have no authority to award punitive damages, and each Company hereby irrevocably waives any right to recover such damages with respect to any issue resolved by arbitration, and the arbitrator may not, in any event, either make any ruling, finding or award that does not conform to the terms and conditions of this Agreement, or alter, amend, modify or change any of the terms of this Agreement. The arbitrator’s decision shall be rendered within 30 days after the conclusion of the arbitration hearing, and the arbitrator shall make findings of fact and shall set forth the reasons and legal bases for the decision. Such arbitrator’s decision shall be final and binding on the parties and shall not be subject to judicial review, and a judgment upon the decision rendered may be entered in any court having jurisdiction thereof.

(d) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

(e) Expenses. Except as otherwise set forth in Section 2 hereof, each party hereto shall bear its own costs and expenses, including, without limitation, attorneys’ fees, incurred in connection with this Agreement and the transactions contemplated hereby.

(f) Complete Agreement. This Agreement, together with the exhibits hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any person or entity’s reliance on any such assurance.

(g) Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

Clean Wind Energy Tower, Inc.

By: /s/Ron Pickett

Name: Ron Pickett

Title: CEO, President

Holder:

UAIM Corporation

By: /s/Ongkaruck Sripetch

Name: Ongkaruck Sripetch

Title: President

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